(Letterhead of Richard Goldberg, C.P.A.)




To the Board of Directors and Stockholders:
Traderight Corp.
2424 N. federal Hwy, Suite 350
Boca Raton, Florida 33431

July 8, 2002

Gentlemen:

We hereby consent to the use of our audit report of Traderight Corp. for the year ended December 31, 2000 in the Form SB-2 of Traderight Corp. dated July 8, 2002.




/s/ Richard Goldberg
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